UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) April 7, 1997



                                TEREX CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                      1-10702                  34-1531521
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)



           500 Post Road East, Suite 320, Westport, Connecticut 06880
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


================================================================================


The Registrant hereby amends Item 7 of its Current Report on Form 8-K dated April 7, 1997 as follows:

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

The following financial statements and pro forma financial information are hereto attached and filed as part of this report:

(a)   Combined Financial Statements of Businesses Acquired:

      Audited Combined Financial Statements of Simon Access
         Report of Independent Accountants................................F-1
         Combined Statement of Operations
          for the year ended December 31, 1996............................F-2
         Combined Balance Sheet as of December 31, 1996...................F-3
         Combined Statement of Cash Flows
          for the year ended December 31, 1996............................F-4
         Notes to Combined Financial Statements...........................F-5

      Unaudited Condensed Combined Financial Statements of Simon Access
         Unaudited Condensed Combined Statement of Operations
          for the three months ended March 31, 1997.......................F-13
         Unaudited Condensed Combined Balance Sheet as of March 31, 1997..F-14 Unaudited Condensed Combined Statement of Cash Flows
          for the three months ended March 31, 1997.......................F-15
         Notes to Unaudited Condensed Combined Financial Statements.......F-16

(b)   Pro Forma Financial Information.....................................F-18

      Unaudited Pro Forma Condensed Consolidated
          Statement of Operations of Terex Corporation
          and Subsidiaries for the year ended December 31, 1996...........F-19

      Unaudited Pro Forma Condensed Consolidated
          Statement of Operations of Terex Corporation
          and Subsidiaries for the three months ended March 31, 1997......F-20

      Unaudited Pro Forma Condensed Consolidated Balance Sheet
          as of March 31, 1997............................................F-21

      Notes to Unaudited Pro Forma Condensed Consolidated
          Financial Information...........................................F-22

(c)   Exhibits

      10.1 Agreement of Purchase and Sale, dated as of February 24, 1997, among Simon United States Holdings, Inc. and Simon Overseas Holdings Limited, as Sellers, Simon Engineering plc, as Parent, and Terex
     Corporation, as Buyer (incorporated by reference to Exhibit 10.25 of the Form 10-K Annual Report for the year ended December 31, 1996, Commission File No. 1-10702).

     10.2 Revolving Credit Agreement, dated as of April 7, 1997, among Terex Corporation and its Restricted Subsidiaries (as defined therein) and The First National Bank of Boston, as Agent.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 22, 1997

                                       TEREX CORPORATION


                                       By:  /s/  Joseph F. Apuzzo
                                           Joseph F. Apuzzo
                                           Vice President Finance and Controller
                                           (Principal Accounting Officer)

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Terex Corporation


In our opinion, the accompanying combined balance sheet and the related combined statements of operations and of cash flows present fairly, in all material respects, the combined financial position of Simon Telelect, Inc. and subsidiaries, Simon Aerials Inc. and subsidiaries, Simon-Cella, S.r.l., Sim-Tech Management Limited, Simon Aerials Limited and Simon-Tomen Engineering Company Limited ("Simon Access" or the "Company") at December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Stamford, Connecticut
May 22, 1997

                                  SIMON ACCESS

                        COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (In millions)



Net sales............................................$    193.6

Cost of goods sold ..................................     158.4
                                                     -------------

  Gross profit.......................................      35.2

Engineering, selling and administrative expenses.....      26.8
                                                     -------------

  Income from operations.............................       8.4

Interest expense

  Related parties....................................      (4.7)

  Other..............................................      (1.1)

Interest income......................................       0.2
                                                     -------------

    Income before income taxes.......................       2.8

Income tax provision.................................      (0.1)
                                                     -------------

Net income...........................................$      2.7
                                                     =============

   The accompanying notes are an integral part of these financial statements.

                                  SIMON ACCESS

                             COMBINED BALANCE SHEET

                                DECEMBER 31, 1996

                                  (In millions)

Assets
  Current assets
     Cash and cash equivalents...............................$       7.2
     Trade receivables, less allowance of $0.6...............       22.7
     Net inventories.........................................       32.3
     Other current assets....................................        0.5
                                                             --------------

  Total current assets.......................................       62.7

  Property, plant and equipment - net........................       22.6
  Goodwill and other intangible assets - net.................       25.6
  Other assets...............................................        1.1
                                                             --------------

  Total assets...............................................$     112.0
                                                             ==============

Liabilities and Shareholders' Equity
  Current liabilities
     Trade accounts payable..................................$      23.9
     Due to related parties..................................        2.7
     Accrued warranties and product liability................        4.9
     Accrued expenses........................................        7.8
     Current portion of long-term debt ......................        1.8
     Related parties notes...................................       51.5
                                                             --------------

  Total current liabilities..................................       92.6

  Long-term debt, less current portion.......................        4.4

  Other......................................................        1.5

  Commitments and contingencies

  Shareholders' equity:
     Combined common stock and paid-in capital...............       29.1
     Accumulated deficit.....................................      (15.6)
                                                             --------------

  Total shareholders' equity.................................       13.5
                                                             --------------

  Total liabilities and shareholders' equity.................$     112.0
                                                             ==============


   The accompanying notes are an integral part of these financial statements.

                                  SIMON ACCESS

                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (In millions)


Operating activities
  Net income................................................. $       2.7
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation and amortization............................         4.7
    Other....................................................        (0.2)
    Changes in operating assets and liabilities:
         Trade receivables...................................         3.7
         Net inventories.....................................         0.5
         Other current assets................................         0.3
         Trade accounts payable..............................        (0.7)
         Due to affiliates...................................         0.2
         Accrued warranties and product liability............        (3.4)
         Accrued expenses....................................         2.4
         Other, net..........................................         2.0
                                                              -------------
Net cash provided by operating activities....................        12.2
                                                              -------------

Investing activities
  Purchases of property, plant, and equipment................        (1.5)
                                                              -------------
Net cash used in investing activities........................        (1.5)
                                                              -------------

Financing activities
  Principal payments on notes payable........................        (2.6)
  Principal payments on related party notes payable..........        (2.8)
  Other......................................................        (0.2)
                                                              -------------
Net cash used in financing activities........................        (5.6)
                                                              -------------

Effect of exchange rate changes on cash......................       ---
                                                              -------------

Net increase in cash  and cash equivalents...................         5.1
Cash and cash equivalents at beginning of period.............         2.1
                                                              -------------

Cash and cash equivalents at end of period................... $       7.2
                                                              =============


Supplemental disclosure of cash flow information

  Cash paid for interest..................................... $       1.1
                                                              =============

  Cash paid for income taxes................................. $     ---
                                                              =============



   The accompanying notes are an integral part of these financial statements.

                                  SIMON ACCESS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

                      (In millions, unless otherwise noted)


1. Basis of Presentation and Description of Business

Basis of Presentation. As more fully described in Note 13, Terex Corporation ("Terex"), completed the acquisition of all of the common stock of Simon Telelect, Inc., Simon Aerials Inc., Simon-Cella, S.r.l., Sim-Tech Management Limited and Simon Aerials Limited, on April 7, 1997. Simon Telelect, Inc. has two wholly-owned subsidiaries, Simon Telelect West Coast, Inc. and Simon Atlantico, Inc.; Simon Aerials Inc. also has two wholly-owned subsidiaries, Simon RO Corporation and Simon Aircraft Ground Equipment Inc. These wholly-owned subsidiaries also were acquired by Terex. Additionally, Terex acquired 60% of the outstanding common stock of Simon-Tomen Engineering Company Limited. Prior to the acquisition the acquired companies (collectively, "Simon Access" or the "Company") were owned by Simon Engineering plc ("Simon") or its wholly-owned subsidiary, Simon United States Holding, Inc. ("SUSHI").

The accompanying combined financial statements were prepared on the basis of generally accepted accounting principles and include the combined financial position, results of operations and cash flows of the Simon Access businesses. All significant intercompany balances have been eliminated.

Description of Business. Simon Access designs, manufactures, installs and markets self-propelled access equipment for the industrial manufacturing, construction, utility and airline industries. The Company's major products include digger derricks, telescopic and articulated aerial platforms used primarily in the utility industry, self-propelled telescopic and articulated work platforms, truck-mounted telescopic and articulated cranes, scissor lift platforms and aircraft deicers. Simon Access has manufacturing facilities in the United States, the Republic of Ireland and Italy.


2. Summary of Significant Accounting Policies

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents. Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. The carrying amount of cash and cash equivalents approximates their fair value.

Inventories. Inventories are stated at the lower of cost or market value. Cost is determined by the first-in, first-out ("FIFO") method.

Goodwill and Other Intangible Assets. Goodwill, representing the difference between the total purchase price and the fair value of assets (tangible and intangible) and liabilities at the date of acquisition, is being amortized on a straight-line basis over the estimated useful lives, primarily forty years. Intangible assets, which include purchased patents and trademarks, are amortized on a straight-line basis over the respective estimated useful lives between five and forty years. Accumulated amortization is $21.7 at December 31, 1996.

Property, Plant and Equipment. Property, plant and equipment are stated at cost. Expenditures for major renewals and improvements are capitalized while expenditures for maintenance and repairs not expected to extend the life of an asset beyond its normal useful life are charged to expense when incurred. Plant and equipment are depreciated over the estimated useful lives of the assets under the straight-line method of depreciation for financial reporting purposes and both straight-line and other methods for tax purposes.

Revenue Recognition. Revenue and costs are generally recorded when products are shipped and invoiced to either independently owned and operated dealers or to customers. Certain new units may be invoiced prior to the time customers take physical possession. Revenue is recognized in such cases only when the customer has a fixed commitment to purchase the units, the units have been completed, tested and made available to the customer for pickup or delivery, and the customer has requested that the Company hold the units for pickup or delivery at a time specified by the customer in the sales documents. In such cases, the units are invoiced under the Company's customary billing terms, title to the units and risks of ownership pass to the customer upon invoicing, the units are segregated from the Company's inventory and identified as belonging to the customer and the Company has no further obligations under the order.

Accrued Warranties and Product Liability. The Company records accruals for potential warranty and product liability claims based on the Company's claim experience. Warranty costs are accrued at the time revenue is recognized. The Company provides for insurance deductibles for estimated product liability experience on known claims and for claims anticipated to have been incurred which have not yet been reported.

Foreign Currency Translation. Assets and liabilities of the Company's international operations are translated at year-end exchange rates. Income and expenses are translated at average exchange rates prevailing during the year. For operations whose functional currency is the local currency, translation adjustments are accumulated in Shareholders' Equity. Gains or losses resulting from foreign currency transactions are included in the Statement of Operations

Environmental Policies. Environmental expenditures that relate to current operations are either expensed or capitalized depending on the nature of the expenditure. Expenditures relating to conditions caused by past operations that do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial actions are probable, and the costs can be reasonably estimated. Such amounts were not material at December 31, 1996.

Research and Development Costs. Research and development costs are expensed as incurred. Such costs incurred in the development of new products or significant improvements to existing products are included in Engineering, Selling and Administrative Expenses and totaled $1.3 for 1996.

Income Taxes. The Company records deferred tax assets and liabilities based upon the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The Company's U.S. operations file a consolidated federal income tax return with its common U.S. parent. There is no formal tax sharing agreement, however, the group has utilized certain of the Company's net operating loss carryforwards for tax return purposes for which the Company has not received any financial statement benefit. Additionally, the Company has not reflected financial statement expense for its use of the net operating losses of other members of the consolidated group. The Company's foreign operations file individual separate tax returns. Additionally, certain of the Company's domestic operations file individual state tax returns.

Impairment of Long Lived Assets. The Company's policy is to assess the realizability of its long lived assets and to evaluate such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets (or group of assets) may not be recoverable. Impairment is determined to exist if the estimated future undiscounted cash flows is less than its carrying value. The amount of any impairment then recognized would be calculated as the difference between estimated future discounted cash flows and the carrying value of the asset.

Fair Value of Financial  Instruments.  The Company has  estimated the fair value amounts of financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", using available market information and appropriate valuation methodologies. The carrying amount of cash and cash equivalents, accounts receivable, other current assets, accounts payable and long-term debt are reasonable estimates of their fair value at December 31, 1996, based on either the short maturity of those financial instruments or because their stated interest rates approximate current interest rates for similar instruments with similar maturities.

3. Inventories

Net inventories at December 31, 1996 consist of the following:

Finished equipment..................$       5.1
Replacement parts...................        4.4
Work-in-progress....................       15.6
Raw materials and supplies..........        7.2
                                    ---------------
                                    $      32.3
                                    ===============


4. Property, Plant and Equipment

Property, plant and equipment at December 31, 1996 consists of the following:

Land and improvements...............$       1.7
Buildings...........................       19.9
Machinery and equipment.............       26.5
                                    ---------------
                                           48.1
Less accumulated depreciation.......      (25.5)
                                    ---------------
                                    $      22.6
                                    ===============

Depreciation expense for 1996 was $2.9.


5. Debt

Related Parties:

Related party debt consists of notes payable from revolving credit agreements (the Agreements) between SUSHI and certain domestic Simon Access operating companies and accrued interest at a rate as determined by SUSHI (10% per annum as of December 31, 1996). The notes were due on demand and were secured by substantially all tangible and intangible property of the Company. As of December 31, 1996, the amounts borrowed under the revolving credit agreements were $51.5.

SUSHI had provided funding and ongoing bank facilities to the Company and SUSHI's other U.S. subsidiaries on a group wide basis. All related party debt was extinguished on the acquisition of the Company by Terex (see Note 13).

Other:

Other debt at December 31, 1996 consists of the following:

Installment note due May 1998 at a
     fixed rate of interest of 3%....................$       0.4
Installment note due September 1998 at a
     fixed rate of interest of 8.5%..................        0.1
Installment note due September 1997 at a
     fixed rate of interest of 8.5%..................        0.1
Installment note due October 2001 at a
     fixed rate of interest of 5%....................        0.1
Non-compete agreement with final payment
     due October 1997, discounted at an
     interest rate of 9%.............................        0.9
Earn out agreement payable in future years
     based on terms of the agreement.................        3.1
Note payable to state development authority
     secured by mortgage on manufacturing
     facility payable monthly through January 2003...        0.5
Capital lease obligations............................        1.0
                                                     ---------------
                                                             6.2
Less current portion.................................       (1.8)
                                                     ---------------
     Long-term debt, less current portion............$       4.4
                                                     ===============


Scheduled annual maturities of long-term debt outstanding at December 31, 1996 in the successive five-year period are summarized below. Amounts shown are exclusive of minimum lease payments disclosed in Note 9 -- "Leases."

1997................................$       1.1
1998................................        0.4
1999................................        0.1
2000................................        0.1
2001................................        0.2
Thereafter..........................        3.2
                                    ---------------
                                    $       5.1
                                    ===============


6. Shareholder Equity

The shareholder equity information presented on the balance sheet represents the combined common stock, paid-in-capital and accumulated deficit for the businesses acquired. Common stock authorized and outstanding was 10,000, 2,200, 1, 566,600, 100,000 and 2,000, and 10,000, 2,000, 1, 566,000, 1,000 and 500 for
Simon Telelect, Inc., Simon Aerials, Inc. Simon-Cella, S.r.l., Simon Aerials Limited, Sim-Tech Management Limited and Simon-Tomen Engineering Company Limited, respectively. The only item affecting shareholder equity for the year ended December 31, 1996 is the $2.7 of net income earned during the year. The cumulative translation adjustment of equity was not material.


7. Employee Benefit Plan

In the United States, Simon Access participates in the SUSHI 401(k) Retirement Plan ("Plan"), a defined contribution plan. Eligible employees may elect, through payroll deductions, to defer from 1% to 15% of their earnings, subject to certain limitations, on a pretax basis. The Company makes matching contributions of up to 3.5% of employees' earnings based on employee contributions. The Company makes an additional contribution equal to 1% of employees' earnings regardless of the amount of employee contributions. The Company also maintains government required defined benefit plan covering substantially all of its management employees in the Republic of Ireland. The plan is fully funded. With respect to these plans, Simon Access recorded a net pension expense of $1.6 for 1996.


8. Income Taxes

The components of income (loss) before income taxes consisted of the following:

Domestic....................................$     3.1
Foreign.....................................     (0.3)
                                            ------------
    Total...................................$     2.8
                                            ============


The provision for income taxes for 1996 consists of the following:

Current
    Federal..........................................$   ---
    State............................................      0.1
    Foreign..........................................    ---
                                                     ------------
       Total current.................................      0.1
                                                     ------------

Deferred.............................................
    Federal..........................................      0.2
    State............................................    ---
    Foreign..........................................    ---
                                                     ------------
                                                           0.2
                                                     ------------

Utilization of net operating loss carryforwards......      1.0

Release of valuation allowance.......................     (1.2)
                                                     ------------
    Total provision..................................$     0.1
                                                     ============

Deferred tax assets and liabilities result from differences in the basis of assets and liabilities for tax and financial statement purposes. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes," a valuation allowance fully offsetting the net deferred tax asset has been recognized. The tax effects of the basis differences and net operating loss ("NOL") carryforward as of December 31, 1996 are summarized below.

Fixed assets................................$    (1.2)
                                            ------------
  Total deferred tax liabilities............     (1.2)
                                            ------------

Receivables.................................      0.1
Net inventories.............................      1.8
Warranties and product liability............      2.9
All other items.............................      0.6
Benefit of net operating loss carryforward..      5.5
Tax credits.................................      1.0
Intangibles.................................      0.2
                                            ------------
  Total deferred tax assets.................     12.1
                                            ------------

Deferred tax asset valuation allowance......    (10.9)
                                            ------------

  Net deferred tax liabilities..............$    --
                                            ============


The Company's Provision for Income Taxes is different from the amount which would be provided by applying the statutory federal income tax rate to the Company's Income (loss) before income taxes. The reasons for the difference are summarized below:

Statutory federal income tax rate...........$     1.0
Change in valuation allowance...............     (1.2)
Goodwill....................................      0.1
Other.......................................      0.2
                                            ------------
  Total provision for income taxes..........$     0.1
                                            ============


At December 31, 1996, the Company had domestic federal net operating loss carryforwards of $14.2, all of which would be subject to special limitation upon acquisition by Terex.

The tax basis of the net operating loss carryforwards expire as follows:

                                       Tax Basis Net
                                      Operating Loss
                                       Carryforwards
                                    --------------------
2006................................$        6.5
2007................................         4.0
2008................................         3.6
2009................................         0.1
                                    --------------------
                                    $       14.2
                                    ====================


The Company also has $1.0 in tax credit carryforwards expiring at various times through 2006.

The Company's foreign subsidiaries have approximately $6.6 in net operating loss carryforwards, of which $5.1 relates to Ireland.



9. Leases

Simon Access has various lease agreements, primarily related to office space, production facilities, and office equipment, which are accounted for as operating leases. Certain leases have renewal options and provisions requiring the Company to pay maintenance, property taxes and insurance. Rent expense for 1996 was $0.8.

Future minimum rental payments, by year and in the aggregate, under capital leases and noncancellable operating leases as of December 31, 1996 are as follows:

                                            Capital Leases  Operating Leases
                                            --------------- ---------------
1997........................................$         0.3   $        0.8
1998........................................          0.3            0.7
1999........................................          0.3            0.7
2000........................................          0.3            0.5
2001........................................        ---              0.3
2002 and thereafter.........................          0.1          ---
                                            --------------- ---------------

Total minimum lease payments................$         1.3   $        3.0
                                                            ===============

Amount representing interest................         (0.3)
                                            ---------------

Present value of minimum lease payments.....$         1.0
                                            ===============


10. Commitments and Contingencies

The Company is involved in product liability and other lawsuits incident to the operation of its business. Insurance coverages are maintained for claims and lawsuits of this nature. At December 31, 1996 the Company had a reserve of $5.8 related to product liability matters, including a portion related to unasserted claims. Actual costs to be incurred in the future may vary from the estimates, given the inherent uncertainties in evaluating the outcome of claims and lawsuits of this nature. Although it is difficult to estimate the liability of the Company related to these matters, it is management's opinion that none of these lawsuits will have a materially adverse effect on the Company's combined financial position.

The Company is, in the normal course of business, a party to financial instruments with off-balance-sheet risk. The instruments are guarantees of customer notes payable, arranged by the Company, to a third party financing institution. The Company performs credit reviews on all such guarantees. These guarantees extend for periods up to five years and expire in decreasing amounts through 2001. The amount guaranteed is contractually limited to 20% of the total of the balance of the notes payable currently outstanding, but not less than $0.5 or more than $2.5. The notes are collateralized by the equipment financed. As of December 31, 1996, approximately $7.7 of guaranteed notes were outstanding with a maximum credit risk to the Company of approximately $1.5

11. Segment and Geographic Information

The Company operates in one business segment, designing, manufacturing, installing and marketing self-propelled access equipment, digger derricks, telescopic and articulated aerial platforms primarily in North America and Western Europe. Geographic data for the Company's operations are presented in the following table. Intercompany sales and expenses are eliminated in determining results for each operation.

Net sales:
    North America...................$     177.3
    Europe..........................       26.0
    All other.......................       19.3
    Eliminations....................      (29.0)
                                    ---------------
                                    $     193.6
                                    ===============

Income (loss) from operations:
    North America...................$       8.9
    Europe..........................       (0.2)
    All other.......................        0.1
    Eliminations....................       (0.4)
                                    ---------------
                                    $       8.4
                                    ===============

Identifiable assets:
    North America...................$     120.2
    Europe..........................       15.1
    All other.......................        0.4
    Eliminations....................      (23.7)
                                    ---------------
                                    $     112.0
                                    ===============


Sales between segments and geographic areas are generally priced to recover costs plus a reasonable markup for profit. Operating income equals net sales less direct and allocated operating expenses, excluding interest and other nonoperating items.

The Company is not dependent on any single customer.

Export sales from U.S. operations during 1996 were as follows:

  North and South America...........$       2.3
  Europe, Africa and Middle East....        8.6
  Asia and Australia................       12.1
                                    ---------------
                                    $      23.0
                                    ===============


12. Related Party Transactions

The Company had transactions with Simon and certain of its affiliated companies as follows:

Product sales and service revenues..$      27.9
Purchases of inventory..............$      25.2
Interest expense....................$       4.7
Other charges.......................$       2.6

13. Subsequent Events -- Acquisition by Terex and Financing Arrangements

On April 7, 1997 Terex completed the acquisition of Simon Access. The purchase price, together with amounts needed to repay indebtedness of Simon Access required to be repaid in connection with the Simon Access Acquisition, consisted of approximately $90 million in cash. The Company obtained the funds necessary to complete the transaction from its cash on hand and borrowings under its new revolving credit facility.

                                  SIMON ACCESS

              UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                  (In Millions)



Net sales............................................$     45.1

Cost of goods sold ..................................      39.3
                                                     -------------

  Gross profit.......................................       5.8

Engineering, selling and administrative expenses.....       7.3
                                                     -------------

  Loss from operations...............................      (1.5)

Other income (expense):

  Interest expense

    Related party....................................      (0.9)

    Other............................................      (0.3)

  Interest income....................................       0.2
                                                     -------------

    Loss before income taxes.........................      (2.5)

Income tax provision.................................     ---
                                                     -------------

Net loss.............................................$     (2.5)
                                                     =============




   The accompanying notes are an integral part of these financial statements.

                                  SIMON ACCESS

                   UNAUDITED CONDENSED COMBINED BALANCE SHEET

                                 MARCH 31, 1997

                       (In millions, except share amounts)

Assets
  Current assets
     Cash and cash equivalents............................$       0.8
     Trade receivables, less allowance of $0.7............       21.8
     Net inventories......................................       36.6
     Other current assets.................................        0.9
                                                          --------------

  Total current assets....................................       60.1

  Property, plant and equipment - net.....................       22.4
  Goodwill and other intangible assets - net..............       25.1
  Other assets............................................        1.1
                                                          --------------

  Total assets............................................$     108.7
                                                          ==============

Liabilities and Shareholders' Equity
  Current liabilities
     Trade accounts payable...............................$      26.6
     Due to affiliates....................................        3.6
     Accrued warranties and product liability.............        4.9
     Accrued expenses.....................................        5.7
     Current portion of long-term debt ...................        1.8
     Related parties notes................................       48.9
                                                          --------------

  Total current liabilities...............................       91.5

  Long-term debt, less current portion....................        4.4

  Other...................................................        1.5

  Commitments and contingencies

  Shareholders' equity:
     Combined common stock and paid-in capital............       29.4
     Accumulated deficit..................................      (18.1)
                                                          --------------

  Total shareholders' equity..............................       11.3
                                                          --------------

  Total liabilities and shareholders' equity..............$     108.7
                                                          ==============


   The accompanying notes are an integral part of these financial statements.

                                  SIMON ACCESS

              UNAUDITED CONDENSED COMBINED STATEMENT OF CASH FLOWS

                                  (In millions)


Operating activities
  Net loss................................................... $      (2.5)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
      Depreciation and amortization..........................         1.1
      Other..................................................         0.1
      Changes in operating assets and liabilities:
         Trade receivables...................................         0.9
         Net inventories.....................................        (4.3)
         Other current assets................................        (0.4)
         Trade accounts payable..............................         2.7
         Due to affiliates...................................         0.9
         Accrued warranties and product liability............       ---
         Accrued expenses....................................        (2.1)
                                                              -------------
Net cash used in operating activities........................        (3.6)
                                                              -------------

Investing activities
  Purchases of property, plant, and equipment................        (0.2)
                                                              -------------
Net cash used in investing activities........................        (0.2)
                                                              -------------

Financing activities
  Principal payments on notes payable........................       ---
  Principal payments on related party notes..................        (2.6)
                                                              -------------
Net cash used in financing activities........................        (2.6)
                                                              -------------

Effect of exchange rate changes on cash......................       ---
                                                              -------------

Net decrease in cash  and cash equivalents...................        (6.4)
Cash and cash equivalents at beginning of period.............         7.2
                                                              -------------

Cash and cash equivalents at end of period................... $       0.8
                                                              =============



   The accompanying notes are an integral part of these financial statements.

                                  SIMON ACCESS

           NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

                                 March 31, 1997

                     (in millions unless otherwise denoted)


1.  Basis of Presentation

Basis of Presentation. As more fully described in Note 5, Terex Corporation ("Terex"), completed the acquisition of all of the common stock of Simon Telelect, Inc., Simon Aerials Inc., Simon-Cella, S.r.l., Sim-Tech Management Limited and Simon Aerials Limited, on April 7, 1997. Simon Telelect, Inc. has two wholly-owned subsidiaries, Simon Telelect West Coast, Inc. and Simon Atlantico, Inc.; Simon Aerials Inc. also has two wholly-owned subsidiaries, Simon RO Corporation and Simon Aircraft Ground Equipment Inc. These wholly-owned subsidiaries also were acquired by Terex. Additionally, Terex acquired 60% of the outstanding common stock of Simon-Tomen Engineering Company Limited. Prior to the acquisition the acquired companies (collectively, "Simon Access" or the "Company") were owned by Simon Engineering plc ("Simon") or its wholly-owned subsidiary, Simon United States Holding, Inc. ("SUSHI").

The accompanying combined financial statements were prepared on the basis of generally accepted accounting principles and include the combined financial position, results of operations and cash flows of the Simon Access businesses. All significant intercompany balances have been eliminated.

In the opinion of management, all adjustments considered necessary for a fair presentation have been made. Such adjustments consist only of those of a normal recurring nature. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the Company's combined financial statements and footnotes thereto for the year ended December 31, 1996 included in this Report on Form 8-K/A.


2.  Inventories

Net inventories at March 31, 1997 consist of the following:

Finished equipment...................................$         6.8
Replacement parts....................................          4.5
Work-in-process......................................         16.9
Raw materials and supplies...........................          8.4
                                                     -----------------
                                                     $        36.6
                                                     =================


3.  Property, Plant and Equipment

Net property, plant and equipment at March 31, 1997 consists of the following:

Property, plant and equipment........................$        48.5
Less:  Accumulated depreciation......................        (26.1)
                                                     -----------------
Net property, plant and equipment....................$        22.4
                                                     =================


4.  Contingencies

The Company is involved in product liability and other lawsuits incident to the operation of its business. Insurance coverages are maintained for claims and lawsuits of this nature. At March 31, 1997 the Company had a reserve of $5.8 related to product liability matters, including a portion related to unasserted claims. Actual costs to be incurred in the future may vary from the estimates, given the inherent uncertainties in evaluating the outcome of claims and lawsuits of this nature. Although it is difficult to estimate the liability of the Company related to these matters, it is management's opinion that none of these lawsuits will have a materially adverse effect on the Company's combined financial position.

The Company is, in the normal course of business, a party to financial instruments with off-balance-sheet risk. The instruments are guarantees of customer notes payable, arranged by the Company, to a third party financing institution. The Company performs credit reviews on all such guarantees. These guarantees extend for periods up to five years and expire in decreasing amounts through 2001. The amount guaranteed is contractually limited to 20% of the total of the balance of the notes payable currently outstanding, but not less than $0.5 or more than $2.5. The notes are collateralized by the equipment financed. As of March 31, 1997, approximately $7.2 of guaranteed notes were outstanding with a maximum credit risk to the Company of approximately $1.4.


5.  Subsequent Events -- Acquisition by Terex and Financing Arrangements

On April 7, 1997 Terex completed the acquisition of Simon Access. The purchase price, together with amounts needed to repay indebtedness of Simon Access required to be repaid in connection with the Simon Access Acquisition, consisted of approximately $90 million in cash. The Company obtained the funds necessary to complete the transaction from its cash on hand and borrowings under its new revolving credit facility.

                                TEREX CORPORATION

                         PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma condensed financial information of the Terex Corporation ("Terex" or the "Company") gives effect to the acquisition of (i) all of the common stock of Simon Telelect, Inc., Simon Aerials Inc., Simon-Cella, S.r.l., Sim-Tech Management Limited and Simon Aerials Limited, and
(ii) 60% of the outstanding common stock of Simon-Tomen Engineering Company Limited (collectively, "Simon Access"), on April 7, 1997 by the Company (the "Simon Access Acquisition") as described in Item 2 of Terex's Form 8-K dated April 7, 1997. The pro forma information is based on the historical statements of operations of the Company for the year ended December 31, 1996 and for the three months ended March 31, 1997 as if the Simon Access Acquisition had taken place at the beginning of each period presented, giving effect to the Simon Access Acquisition and related financing transactions and adjustments as reflected in the accompanying notes. Additionally, the pro forma balance sheet of the Company is based on the historical balance sheet as of March 31, 1997 as if the Simon Access Acquisition had taken place as of March 31, 1997, giving effect to the adjustments as reflected in the accompanying notes.

On April 7, 1997, the Company completed the Simon Access Acquisition. The purchase price, together with amounts needed to repay indebtedness of Simon Access required to be repaid in connection with the Simon Access Acquisition, consisted of approximately $90 million in cash. The Company obtained the funds necessary to complete the transaction from its cash on hand and borrowings under its revolving credit facility (discussed below).

Also on April 7, 1997, Terex and its domestic subsidiaries, including Simon Access, (collectively, the "Borrowers") entered a revolving credit agreement with a financial institution, as agent (the "Agent"), pursuant to which the Agent has provided the Borrowers with a line of credit of up to $125 million secured by accounts receivable and inventory (the "New Credit Facility"). The New Credit Facility replaced Terex's $100 revolving credit facility (the "Old Credit Facility").

The acquisition was accounted for using the purchase method, with the purchase price of the Simon Access Acquisition allocated to the assets acquired and liabilities assumed based upon their respective estimated fair values at the date of acquisition. The pro forma consolidated financial information reflects the Company's initial estimates of the purchase price allocation. However, management believes that there will not be any changes which will have a material effect on the pro forma information.

The unaudited pro forma consolidated financial information is not necessarily indicative of what the actual results of operations of the Company would have been for the periods indicated, nor does it purport to represent the results of operations for future periods.

                       TEREX CORPORATION AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                     (in millions except per share amounts)

                                                      Terex
                                                   Corporation
                                                       and        Simon                  Pro Forma
                                                   Subsidiaries   Access     Sub-Total  Adjustments  Pro Forma
                                                   ------------ ----------- ----------- ------------ -----------
  NET SALES........................................$    678.5   $  193.6    $   872.1   $  ---       $  872.1

  COST OF GOODS SOLD...............................     609.3      158.4        767.7        1.0 (2a)   768.7
                                                   ------------ ----------- ----------- ------------ -----------

     Gross Profit..................................      69.2       35.2        104.4       (1.0)       103.4

  ENGINEERING, SELLING AND ADMINISTRATIVE EXPENSES.      64.1       26.8         90.9       (7.0)(2b)    83.9
                                                   ------------ ----------- ----------- ------------ -----------

     Income from operations........................       5.1        8.4         13.5        6.0         19.5

  OTHER INCOME (EXPENSE)
     Interest income...............................       1.2        0.2          1.4       (0.2)(2c)     1.2
     Interest expense..............................     (44.8)      (5.8)       (50.6)       0.5 (2d)   (50.1)
     Other income (expense) - net..................      (3.7)     ---           (3.7)      (0.2)(2d)    (3.9)
                                                   ------------ ----------- ----------- ------------ -----------

     INCOME (LOSS) FROM CONTINUING OPERATIONS
       BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS.     (42.2)       2.8        (39.4)       6.1        (33.3)

  PROVISION FOR INCOME TAXES.......................     (12.1)      (0.1)       (12.2)     ---          (12.2)
                                                   ------------ ----------- ----------- ------------ -----------

     INCOME (LOSS) FROM CONTINUING OPERATIONS
       BEFORE EXTRAORDINARY ITEMS..................$    (54.3)  $    2.7    $   (51.6)  $    6.1     $  (45.5)
                                                   ============ =========== =========== ============ ===========

  PER COMMON AND COMMON EQUIVALENT SHARE...........$    (5.81)                                       $  (5.14)
                                                   ============                                      ===========

  AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
     SHARES OUTSTANDING IN PER SHARE CALCULATION...      13.3                                            13.3
                                                   ============                                      ===========


   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                        THREE MONTHS ENDED MARCH 31, 1997

                     (in millions except per share amounts)

                                                      Terex
                                                   Corporation
                                                       and        Simon                  Pro Forma
                                                   Subsidiaries   Access     Sub-Total  Adjustments  Pro Forma
                                                   ------------ ----------- ----------- ------------ -----------
  NET SALES........................................$    176.3   $   45.1    $   221.4   $  ---       $  221.4

  COST OF GOODS SOLD...............................     148.8       39.3        188.1        0.3 (2a)   188.4
                                                   ------------ ----------- ----------- ------------ -----------

     Gross Profit..................................      27.5        5.8         33.3       (0.3)        33.0

  ENGINEERING, SELLING AND ADMINISTRATIVE EXPENSES.      14.1        7.3         21.4       (1.8)(2b)    19.6
                                                   ------------ ----------- ----------- ------------ -----------

     Income (loss) from operations.................      13.4       (1.5)        11.9        1.5         13.4

  OTHER INCOME (EXPENSE)
     Interest income...............................       0.6        0.2          0.8       (0.2)(2c)     0.6
     Interest expense..............................      (9.5)      (1.2)       (10.7)       0.1 (2d)   (10.6)
     Other income (expense) - net..................      (0.4)     ---           (0.4)     ---           (0.4)
                                                   ------------ ----------- ----------- ------------ -----------

     INCOME (LOSS) FROM CONTINUING OPERATIONS
       BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS.       4.1       (2.5)         1.6        1.4          3.0

  PROVISION FOR INCOME TAXES.......................      (0.2)     ---           (0.2)     ---           (0.2)
                                                   ------------ ----------- ----------- ------------ -----------

     INCOME (LOSS) FROM CONTINUING OPERATIONS
       BEFORE EXTRAORDINARY ITEMS..................$      3.9   $   (2.5)   $     1.4   $    1.4     $    2.8
                                                   ============ =========== =========== ============ ===========

  PER COMMON AND COMMON EQUIVALENT SHARE...........$     0.24                                        $   0.17
                                                   ============                                      ===========

  AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
     SHARES OUTSTANDING IN PER SHARE CALCULATION...      14.4                                            14.4
                                                   ============                                      ===========


   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997

                                  (in millions)


                                                      Terex
                                                   Corporation
                                                       and      Simon                    Pro Forma
                                                   Subsidiaries   Access     Sub-Total  Adjustments  Pro Forma
                                                   ------------ ----------- ----------- ------------ -----------
  CURRENT ASSETS
     Cash and cash equivalents.....................$     39.6   $    0.8    $    40.4   $  (39.5)(3a)$    0.9
     Cash securing letters of credit...............       2.9      ---            2.9      ---            2.9
     Net trade receivables.........................     109.6       21.8        131.4      ---          131.4
     Net inventories...............................     188.5       36.6        225.1      ---          225.1
     Other current assets..........................      11.0        0.9         11.9      ---           11.9
                                                   ------------ ----------- ----------- ------------ -----------
         Total Current Assets......................     351.6       60.1        411.7      (39.5)       372.2

  LONG-TERM ASSETS
     Property, plant and equipment - net...........      30.7       22.4         53.1       (2.0)(3b)    51.1
     Goodwill - net................................      31.8       14.4         46.2       31.2 (3c)    77.4
     Debt issuance costs - net.....................      12.5      ---           12.5        1.0 (3d)    13.5
     Other assets..................................       4.0       11.8         15.8      ---           15.8
                                                   ------------ ----------- ----------- ------------ -----------
  TOTAL ASSETS.....................................$    430.6   $  108.7    $   539.3   $   (9.3)    $  530.0
                                                   ============ =========== =========== ============ ===========

  CURRENT LIABILITIES
     Notes payable and current portion of
       long-term debt..............................$     22.7   $   50.7    $    73.4   $  (48.9)(3e)$   24.5
     Trade accounts payable........................     103.0       26.6        129.6      ---          129.6
     Due to affiliates.............................     ---          3.6          3.6       (3.6)(3e)   ---
     Accrued compensation and benefits.............      14.9      ---           14.9      ---           14.9
     Accrued warranties and product liability......      19.6        4.9         24.5      ---           24.5
     Other current liabilities.....................      42.5        5.7         48.2        3.0 (3f)    51.2
                                                   ------------ ----------- ----------- ------------ -----------
         Total Current Liabilities.................     202.7       91.5        294.2      (49.5)       244.7

  NON CURRENT LIABILITIES
     Long-term debt, less current portion..........     261.1        4.4        265.5       57.1 (3g)   322.6
     Other.........................................      29.1        1.5         30.6      ---           30.6

  MINORITY INTEREST, INCLUDING REDEEMABLE
     PREFERRED STOCK OF A SUBSIDIARY...............
                                                         10.4      ---           10.4      ---          ---

  REDEEMABLE CONVERTIBLE PREFERRED STOCK...........
                                                          0.8      ---            0.8      ---            0.8

  COMMITMENTS AND CONTINGENCIES

  STOCKHOLDERS' DEFICIT
     Warrants to purchase common stock.............       3.2      ---            3.2      ---            3.2
     Common Stock..................................       0.1      ---            0.1      ---            0.1
     Additional paid-in capital....................      56.0       29.4         85.4      (29.4)(3h)    56.0
     Accumulated deficit...........................    (122.6)     (18.1)      (140.7)      12.5 (3h)  (128.2)
     Pension liability adjustment..................      (2.0)     ---           (2.0)     ---           (2.0)
     Cumulative translation adjustment.............      (8.2)     ---           (8.2)     ---           (8.2)
                                                   ------------ ----------- ----------- ------------ -----------
         Total Stockholders' Equity (Deficit)......     (73.5)      11.3        (62.2)     (16.9)       (72.2)
                                                   ------------ ----------- ----------- ------------ -----------

  TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT......
                                                   $    430.6   $  108.7    $   539.3   $   (9.3)    $  530.0
                                                   ============ =========== =========== ============ ===========

   The accompanying notes are an integral part of these financial statements.

                                TEREX CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                              (amounts in millions)

1) The unaudited pro forma condensed consolidated financial information is presented for the year ended December 31, 1996 and as of and for the three months ended March 31, 1997. The pro forma statements of operations reflect the consolidated operations of the Company combined with those of the acquired business assuming the Simon Access Acquisition and the Refinancing were consummated on January 1, 1996 for the statements of operations; the balance sheet assumes the Simon Access Acquisition and the Refinancing were consummated on March 31, 1997.

2) The pro forma statement of operations adjustments are summarized as follows:

     a) Pro forma adjustments to "Cost of goods sold" represent the elimination of goodwill amortization of the business acquired and the amortization of goodwill resulting from the Simon Access Acquisition over 40 years.

     b) Pro forma adjustments to "Engineering, Selling and Administrative Expenses" represent reductions throughout Simon Access, primarily through the elimination of the administrative headquarters, foreign sales offices and plant closures which initiatives have already been implemented. Liabilities related to these employee terminations have been accrued in connection with the Simon Acquisition pursuant to EITF 95-3 "Recognition of Liabilities in Connection with a Business Combination."

     c) Pro forma adjustments to "Interest Income" represent the elimination of interest income on cash on hand at Simon Access as such cash was not included as part of the assets acquired by Terex.

     d) Borrowings under the New Credit Facility were used to finance a portion of the Simon Access Acquisition. The New Credit Facility loans bear interest at a rate between 0.5% and 1.5% per annum in excess of the prime rate or at a rate between 2.0% and 3.0% per annum in excess of the eurodollar rate, at the Company's option (interest rate of 8.5%, including fees, assumed for pro forma presentation); the New Credit Facility expires April 7, 2000. The pro forma adjustments to "Interest expense" and "Other income (expense) - net" represent the incremental effects of the Refinancing.

3)   The pro forma balance sheet adjustments are summarized as follows:

     a) Pro forma adjustments to "Cash and cash equivalents" represent cash used in the Simon Access Acquisition and termination of the Old Credit Facility. Also reflects the elimination of cash on hand at Simon Access as such cash was not included as part of the assets acquired by Terex.

     b) Pro forma adjustments to "Property, plan and equipment - net" represent a reduction in value of the fixed assets of Simon Access due to plant closure.

     c) Pro forma adjustments to "Goodwill - net" represent the net increase in goodwill at Simon Access as a result of the acquisition.

     d) Pro forma adjustments to "Debt issuance costs - net" represent the net increase in debt issuance costs as a result of the New Credit Facility.

     e) Pro forma adjustments to "Notes payable and current portion of long-term debt" and "Due to affiliates" represent the forgiveness of amounts due to Simon Access's parent company and other affiliates as part of the acquisition.

     f)   Pro  forma  adjustments  to  "Other  current  liabilities"   represent
          additional liabilities incurred, primarily for termination payments, on account of the acquisition.

     g) Pro forma adjustments to "Long-term debt, less current portion" represent borrowings under the New Credit Facility in connection with the acquisition.

     h) Pro forma adjustments to "Additional paid-in capital" and "Accumulated deficit" represent the elimination of the equity accounts of Simon Access, and the impact on Terex's equity for the fees and expenses incurred in connection with the early termination of the Company's Old Credit Facility.

4) A pro forma condensed balance sheet as of March 31, 1997 is presented herein. The estimated fair values of assets and liabilities acquired in the Simon Access Acquisition are summarized as follows:

  Cash...............................................$      0.8
  Net trade receivables..............................      21.8
  Inventories........................................      36.6
  Other current assets...............................       0.9
  Property, plant and equipment......................      20.4
  Other assets.......................................      11.8
  Goodwill...........................................      45.6
  Accounts payable and other current liabilities.....     (42.0)
  Other liabilities..................................      (5.9)
                                                     ------------
                                                     $     90.0
                                                     ============


The Company is in the process of obtaining certain evaluations, estimations, appraisals and actuarial and other studies for purposes of determining certain values. The Company has also estimated costs related to plans to integrate the activities of Simon Access into the Company, including plans to terminate excess employees, exit certain activities and consolidate and restructure certain functions. The Company may revise the estimates as additional information is obtained. However, management believes that there will not be any changes which will have a material effect on the pro forma information.